EXHIBIT 10.21

                                CARRIER AGREEMENT
                                  BETWEEN AT&T
                                       AND
                              EQUALNET CORPORATION
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                                TABLE OF CONTENTS

Section 0                  Signature Page

Section 1                  General Terms and Conditions

Section 2                  Eligibility of Customer

Section 3                  Responsibilities of Customer

Section 4                  Responsibilities of AT&T

Section 5                  Services and Service Descriptions

Section 6                  Service Rates, Terms and Conditions

Section 7                  International Usage Rates
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SECTION 0:  SIGNATURE PAGE

         THIS CARRIER AGREEMENT ("Agreement") is made and entered into by and between AT&T Corp., a corporation organized and existing under the laws of the State of New York and having an office at 295 North Maple Avenue, Basking Ridge, New Jersey 07920 ("AT&T") and EqualNet Corporation, having an office at 1250 Wood Branch Park Drive, Houston, Texas 77079 ("Customer"). The terms and conditions herein constitute an offer by Customer as of the date of Customer's signature below which may be accepted only by AT&T's signature below. This Agreement shall become effective when signed by both parties ("Effective Date").

         AT&T and Customer, acting through their duly authorized representatives, hereby agree to the terms set forth in Sections 1 through 6 of this Agreement as attached hereto.

CUSTOMER                                    AT&T CORP.

By:_____________________________    By:_______________________________


________________________________    __________________________________
Printed or Typed Name               Printed or Typed Name

________________________________    __________________________________
Title                               Title

________________________________    __________________________________
Date                                Date
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SECTION 1:  GENERAL TERMS AND CONDITIONS

1.A. ASSIGNMENT. Customer may not assign this Agreement in whole or in part without the prior written consent of AT&T, which shall not be unreasonably withheld. AT&T may, in its discretion, condition its consent to such assignment upon the posting of an appropriate deposit by the assignee pursuant to Paragraph 4.D. of this Agreement. AT&T reserves the right to deny or revoke its consent to such assignment at any time if the assignee proves unwilling or unable to meet the eligibility requirements of this Agreement, in which event the Customer shall remain or again become responsible for performance of all terms of this Agreement. This provision shall not affect the Customer's right to resell Service. Further, any resale or assignment shall not release the original Customer from its obligations under this Agreement.

1.B. COMBINATION WITH OTHER SERVICES OR OFFERS. This AT&T Carrier Agreement may not be used in conjunction with any other AT&T Carrier Agreement, AT&T Contract Tariff, or promotions for any AT&T Services.

1.C. INDEPENDENT PARTIES. The relationship established by this Agreement shall in no way constitute AT&T (or its agents or employees) as a partner, agent or fiduciary of Customer. The relationship established by this Agreement shall in no way constitute the Customer (or their agents or employees) as a partner, agent or fiduciary of AT&T. The provision of Service described in this Agreement does not establish any joint undertaking, joint venture, or fiduciary relationship between AT&T and Customer.

1.D. ACKNOWLEDGMENT OF RIGHT TO COMPETE. Customer acknowledges and understands that it remains at all times solely responsible for the success and profits of its business, and that AT&T makes no promises, warranties or representations regarding the Customer's business success or prospects of business success in connection with the provision of service pursuant to this Agreement. Customer acknowledges and understands that AT&T will continue to market AT&T services directly to the public and that such marketing may from time to time bring AT&T into direct or indirect competition with Customer, and that AT&T may also market its services to competitors of Customer. Customer acknowledges and understands that nothing in this Agreement diminishes or restricts in any way the rights of AT&T to engage in competition with Customer or to market its services to competitors of Customer.

1.E. USE OF PROPRIETARY INFORMATION. In the event that either Customer or AT&T, in the course of performance of their obligations to each other under this Agreement, obtains or receives proprietary information from the other, it agrees to use such information only for the purpose of complying with its obligations under this Agreement and not to use such information for its own marketing purposes. Customer acknowledges that AT&T may use for its own marketing purposes any and all information that it obtains from sources other than Customer, including but not limited to information that AT&T may have regarding Customer's End-Users as a result of the past or present sale or provision by AT&T of telecomunications services or equipment to said End-Users.
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1.F. FORCE MAJEURE. Neither party nor its affiliates, subsidiaries, subcontractors, or parent corporation shall be liable in any way for delay, failure in performance, loss or damage due to any of the following: fire, strike, embargo, explosion, power blackout, earthquake, volcanic action, floor, war, water, the elements, labor disputes, civil or military authority, acts of God, acts of the public enemy, inability to secure raw materials, inability to secure products, acts or omissions of carriers, or other causes beyond its reasonable control, whether or not similar to the foregoing.

1.G. SEVERABILITY. If any portion of this Agreement shall be found to be invalid or unenforceable, such portion shall be void and of no effect, but the remainder of the Agreement shall continue in full force and effect unless the Agreement fails of its essential purpose without the voided portion.

1.H. NOTICES. All notices, identifications, formal requests or other formal communications required or desired to be given in connection with this Agreement, shall be in writing and shall be effective when delivered in person, when received if made by registered or certified mail (return receipt requested) or by overnight delivery, or the day of transmission, if made by facsimile before 3:00 p.m. on a business day, or the business day after transmission if made by facsimile after 3:00 p.m., unless the parties otherwise agree in writing. Notice shall be addressed to the following:

         If to AT&T:                Thomas Lysinger
                                    General Manager
                                    300 Atrium Drive
                                    Somerset, New Jersey  08873
                                    Facsimile: (908) 805-6093

         If to Customer:            Zane Russell
                                    President and CEO
                                    1250 Wood Branch Park Drive
                                    Houston, Texas  77079
                                    Facsimile: (281) 529-4650

1.I. MODIFICATION AND WAIVER. This Agreement may be modified only by a writing signed by both parties. The failure of a party to enforce any right under this Agreement at any particular point in time shall not constitute a continuing waiver of any such right with respect to the remaining term of this Agreement, or the waiver of any other right under this Agreement.

1.J. COMPLIANCE WITH LAWS. Each party is responsible for its own compliance with all laws and regulations affecting its business, including but not limited to the collection and remittance of all taxes and other levies imposed by law.
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1.K. CHOICE OF LAW. The domestic law of the State of New York, except its conflict-of-laws rules, shall govern the construction, interpretation, and performance of this Agreement.

1.L. CONFIDENTIALITY. The Terms, conditions, and rates contained in this Agreement are confidential, and shall remain so unless and until it shall be determined by AT&T that the Communications Act of 1934 (or any subsequent legislation) and the regulations promulgated thereunder require the filing of this Agreement with the Federal Communications Commission ("Commission"), or unless the Commission orders the filing of this Agreement pursuant to authority granted to the Commission by law or regulation. In such event, AT&T shall file the Agreement within thirty days of its execution, or upon such determination that filing is required, or upon being ordered by the Commission to do so (whichever is later); provided, that AT&T nonetheless shall keep the identity of Customer confidential unless required by law, regulation or the Commission to disclose such identity. Absent such a filing requirement, neither party shall disclose the terms or conditions of this Agreement to any third party, nor issue any public statements relating to this Agreement without the written consent of the other party, unless such disclosure or statement is reasonably believed by the party to be compelled by governmental authority. A disclosing party shall furnish reasonable prior notice to the other party before making the statement or disclosure unless prohibited by law from doing so.

1.M. DISPUTE RESOLUTION. If a dispute arises out of or relates to this Agreement, or its breach, the parties agree to submit the dispute to a sole mediator selected by the parties or, at any time at the option of a party, to mediation by the American Arbitration Association ("AAA"), to be held in New York, New York. If not resolved by mediation, it shall be referred t a sole arbitrator selected by the parties within thirty (30) days of the mediation or, in the absence of such selection, to AAA arbitration which shall be held in Dallas, Texas. The arbitration shall be governed by the United States Arbitration Act and judgment on the award may be entered in any court having jurisdiction. The arbitrator may not limit, expand or otherwise modify the terms of this Agreement. The parties, their representatives, other participants and the mediator and arbitrator shall hold the existence, content and results of mediation and arbitration in confidence.

1.N.     USE OF SERVICES PROVIDED FOR RESALE OR SHARED USE

         1.N.1. When the services provided under this Carrier Agreement are resold or shared, the Customer may advise its End User that a portion of the Customer's service is provided by AT&T. However, the Customer shall not publish or use any advertising, sales promotions, press releases or other publicity matters which use AT&T's corporate or trade names, logos, trademarks, service marks, trade dress, or other symbols that serve to identify and distinguish AT&T from its competitors (or which use confusingly similar corporate or other trade names, logos, trademarks, service marks, trade dress or other symbols), and the Customer may not conduct business under AT&T's corporate or trade names, logos, trademarks, service marks, trade dress, of other symbols that service to
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identify and distinguish AT&T from its competitors (or under any confusingly similar corporate or trade names, logos, trademarks, service marks, trade dress or other symbols), except to the limited extent as is permissible under contract or applicable law. Customer shall comply with AT&T's "Naming Guidelines", as they may be reasonably amended by AT&T from time to time on notice to Customer.

         1.N.2. If AT&T finds that the Customer, in connection with its resale of the Services Provided under this Carrier Agreement, is using AT&T's corporate or tradenames, logos, trademarks, service marks, trade dress or other symbols that serve to identify and distinguish AT&T from its competitors, in a manner inconsistent with the provisions of Section 1.N.1, AT&T may provide written notice of such inconsistent use to the Customer. If the Customer fails, within 30 days after the receipt of such notice, to substantiate to AT&T that such inconsistent use has ended or has been corrected, the discounts specified in
Section 6.D and the credits specified in Sections 6.E.1, 6.E.2, 6.E.4,6.E.6, and 6.E.7 (the "Affected Discounts and Credits") will not apply from the 30th day after the receipt of such notice until such time as the Customer substantiates to AT&T that the inconsistent use has ended and has been corrected. Any such suspension of the Affected Discounts and Credits shall not relieve the Customer from its obligations to comply with any other conditions contained in this Carrier Agreement, including the Minimum Revenue Commitments. If it is finally determined by adjudication (or, if agreed by AT&T and the Customer, by arbitration) that AT&T's initial finding of an inconsistent use was in error, then the Customer shall receive a credit equal to the amount of the Affected Discounts and Credits that were not applied as a result of AT&T's initial finding, and AT&T's initial finding will have no further effect.

         1.N.3 The Customer shall take such steps as are reasonably possible to ensure that no Intermediate Reseller takes any action that, if done directly by Customer, would violate Section 1.N.1. If an Intermediated Reseller does take such action, the Customer shall take such steps as are reasonably possible to cause the inconsistent use by such Intermediate Reseller to be ended and corrected, to AT&T's reasonable satisfaction.

         1.N.4 If AT&T finds that the Customer has failed to take such action as is required pursuant to Section 1.N.3, AT&T may provide written notice of such failure to the Customer. If the Customer fails, within 30 days after the receipt of such notice, to substantiate to AT&T that the inconsistent use by the other Carrier has ended and has been corrected or the Customer has taken the steps required under the preceding paragraph, the Affected Discounts and Credits will not apply from the 30th day after the receipt of such notice until such time a Customer substantiates to AT&T that the inconsistent use has ended and has been corrected. Any such suspension of the Affected Discounts and Credits shall not relieve the Customer from its obligations to comply with any other conditions contained in this Carrier Agreement including the Minimum Revenue Commitments. If it is finally determined by adjudication (or, if agreed by AT&T and the Customer, by arbitration) that AT&T's initial finding of a failure by Customer to take required steps was in error, then the Customer shall receive a credit
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equal to the amount of the Affected Discounts and Credits that were not applied as a result of AT&T's initial finding, and AT&T's initial finding will have no further effect.

1.O. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements, proposals or understandings, except that a letter from AT&T to EqualNet dated on or prior to the Effective Date of this Agreement does reflect the understanding of the parties with respect to circumstances under which a deposit will not be required.

1.P. DEFINITIONS. As used in this Agreement, the definitions set forth in AT&T Tariff F.C.C. Nos. 1, 2, 9, 11 and 14 shall apply except to the extent that they are modified or supplemented as follows:

         1.P.1 TARIFFS: As used in this Agreement, the term "tariffs" "Applicable Tariffs", or any variation thereof shall mean AT&T Tariff F.C.C. Nos. 1, 2, 9, 11 and 14, as amended from time to time, as well as the documents of general application that replace such tariffs upon their cancellation.

         1.P.2. END-USERS: Those persons or entities to which Customer or an Intermediate Reseller provides service utilizing the service provided to Customer by AT&T pursuant to this Agreement.

         1.P.3. INTERMEDIATE RESELLER: All resellers and other intermediaries in the sales chain between CUSTOMER (including its employees, agents and independently contracted sales representatives) and an End User.

         1.P.4. DISPUTE: Any controversy or claim between the parties under this Agreement or which relates directly or indirectly to this Agreement or the services provided hereunder, whether based on contract, product liability, statute, tort (including negligence or strict liability) or other legal or equitable theory, whenever brought, between the parties or any of their employees or agents.

         1.P.5. DIRECT DIAL STATION CALL: That service where the person originating the call dials the telephone number desired, completes the call without the assistance of an operator, and the call is billed to the originating number.

         1.P.6. IXC SWITCH: An IXC is a telecommunications switch with the following characteristics: (a) it is owned and operated by the Customer, (b) it has the capability to be capability to be used for the transmission of calls that are routed by a Local Exchange Carrier to the IXC Switch using Feature Group D accent; (C) it is capable of interconnecting circuits or transferring calling between circuits; (d) it has a maximum capacity of a least 100,000 access lines; and (e) it is used by Customer to provide service to End users as a common carrier.
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1.Q. SIX MONTH REVIEW. In November, AT&T and CUSTOMER will engage in a contract price review, which will include good faith negotiations as to whether any changes should be made in rates and fees for intrastate, interstate, inbound and non-qualified usage.


SECTION 2:  REQUIREMENTS AND CERTIFICATION OF ELIGIBILITY

2.A. ELIGIBILITY. The rates, terms and conditions herein are expressly conditioned upon the Customer's meeting the following eligibility requirements. Customer is an interexchange telecommunications common carrier which certifies as follows:

        2.A.1. Customer has obtained the required operating authority in all states in which it conducts business, as well as all authority required by the FCC for resale of telecommunications services, including but not limited to authority required pursuant to Section 214 of the Communications Act of 1934, 47 U.S.C. ___ 214.

        2.A.2. Customer complies and will continue to comply at all times with all federal and state laws and regulations applicable to the sale and provision of service to its customers, including but not limited to those laws and regulations applicable to the authorization and proof of authorization necessary to convert an End-Users former service t Customer's service as the End-User's Primary Interexchange Carrier.

        2.A.3. Customer will utilize the Service offered hereunder only for lawful purposes, including but not limited to resale of the Service or components thereof. In the event that Customer resells the Service provided hereunder, it will comply with the provisions of this Agreement regarding the use of AT&T's trade names, trademarks and service marks, and will ensure that its Intermediate Resellers do not engage in any activity in connection with the resale of the Service provided under this Agreement that, if done by CUSTOMER, would violate such provisions.

2.B. TERMINATION FOR LACK OF ELIGIBILITY. If at any time during the term of this Agreement Customer fails to comply with any requirement for eligibility contained in Paragraphs 2.A.1 through 2.A.3., above, such failure shall constitute a material breach of this Agreement which shall entitle AT&T to terminate this Agreement and the Service provided hereunder by proving notice of termination, if Customer fails to cure such breach within thirty (30) days after AT&T provided notice of such breach. In the event of such termination, Customer shall indemnify, defend and hold harmlss AT&T from any and all complaints, causes or action or other claims brought against AT&T by any of End Users due to said termination.

2.C. DEFAULT. If at any time during the term of this Agreement, receivership, insolvency, reorganization, dissolution, liquidation, or other proceedings (not including a proceeding under the federal Bankruptcy Code) shall be instituted by or against either party or all or any substantial part of its property under an applicable law of the United
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States or any state thereof, and such proceedings shall not have been stayed or dismissed within ninety (90) days from service of process upon such party, then the non-defaulting party shall have the right to terminate this Agreement. Customer acknowledges that AT&T is a "utility" for purposes of Section 366 of the Bankruptcy Code, and that AT&T will be entitled to adequate assurance of payment as provided in that Section in the event that Customer becomes the subject of a petition filed under the Bankruptcy Code. Notwithstanding the provisions of the first sentence of this Section, AT&T's right to terminate this Agreement in the event that Customer becomes the subject of a proceeding under the federal Bankruptcy Code will be governed by Section 366 of Bankruptcy Code.
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SECTION 3:  RESPONSIBILITIES OF AT&T

3.A. Provision of Service. Subject to its Correspondent Agreements with foreign carriers and regulation by Federal and state authorities, AT&T shall provide Service in accordance with its standard practices and procedures for the operation of its network. Service shall be available 24 hours per day, seven days per week. AT&T is responsible for the provision of Service from station to station, but is not responsible for the quality of transmission or signaling on the Customer's side of the interface at a Customer's premises. Service is furnished subject to the availability of the service components required.

3.B. Installation. Upon execution of this Agreement AT&T shall establish a due date for commencement of installation of Service and confirm said date with the Customer (CISD). A Customer may delay said due date for commencement of installation when the Customer's written requrest for said delay is received by AT&T at least five (5) business days prior to said due date, provided that the delay of said due date shall not exceed 30 cumulative calendar days. AT&T will make every reasonable effort to commence installation of Service by the due date, but Customer acknowledtes that in some cases a delay in commencement of installation may be unavoidable. If commencement of installation is delayed for more than 45 days beyond the due date, and such delay is not requested or caused in whole or in part by the Customer, the Customer may cancel its order for Service pursuant to this Agreement and shall not thereby be considered to have breached this Agreement, such cancellation shall be Customer's sole remedy for such delay.

3.C. Maintenance. AT&T shall maintain Service in conformity with its standard network operating procedures.

3.D. Limitation of Liability. AT&T (including its subsidiaries, affiliate, predecessor, successors and assigns) makes no warranties, express or implied, and specifically disclaims any warranty of merchantability or fitness for a particular purpose with respect to services or products provided pursuant to this Agreement. AT&T's liability for service interruptions for any service provided pursuant to this Agreement shall not exceed an amount equal to a pro-rated portion of the recurring charges provided for under this Agreement for the service affected for the period(s) during which said service was affected. This limitation of liability shall apply regardless of the form of action, whether in contract, tor, warranty, strict liability, or negligence (including without limitation active and passive negligence). In no event shall AT&T be liable for consequential, special or indirect damages or lost profits sustained by reason of its performance of this Agreement, or for any failure, breakdown, or interruption of service, whatever shall be the cause, or however long it shall last, and regardless of whether anyone has been advised of the possbility of such damages. AT&T shall have no liability for damages caused (1) by Customer's failure to perform its reponsibilities under this Agreement, or (2) by the acts of third parties (including without limitation Customer's users or end users). AT&T does not guarantee or make any warranty with respect to the service
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provided pursuant to this Agreement when used in an explosive atmosphere. This
Agreement does not create any claim or right of action, nor is it intended to confer any benefit on any third party, including but no tlimited to any user or end-user of Customer. The limitations of liability set forth in this Agreement shall survive failure of an exclusive remedy.

3.E. Service, Channels or Equipment of Other. AT&T is not liable fo rdamages associated with service, channels, or equipment that it does not furnish. At&T does not provide Customer equpment.

3.F. No Patent or Software License. No license under patents or software copyrights (other than the limited license to use) is granted by AT&T or shall be implied or arise by estoppel, with respect to Service offered under this Agreement.

3.G. Periodic Review. Beginning in the sixth month of the Term of this Agreement, and evry six months thereafter, AT&T will review with CUSTOMER the status of CUSTOMER's revenue/voluem commitments, changes in its actual available traffic, and the pricing of the services provided under this Agreement. If AT&T and the CUSTOMER agree that revisions to this Agreement would be advantageous to both parties, then AT&T and CUSTOMER will cooperate in efforts to develop a mutually agreeable alternative proposal that will satisfy the concern of both parties and comply with all applicable legal and regulatory requirements. By way of example and not limitation, such alternative proposal may include changes in rates, nonrecurring charge, revenue and/or volume commitments, discounts, the term and other provisions. This provision shall not apply to a change resulting from a decision by CUSTOMER to transfer portions of its traffic or projected growth to carriers other than AT&T. This provision does not constitute a waiver of any charges, including shortfall charges, incurred by the CUSTOMER prior to the time any amendment to this Agreement is made.

                     SECTION 4: RESPONSIBILITIES OF CUSTOMER

4.A. PLACEMENT OF ORDERS AND COMPLIANCE WITH REGULATIONS. Customer is responsible for placing any necessary orders and for assuring that it, its Users and its End-Users comply with the provisions of this Agreement and with all applicable federal and state laws and regulations.

4.B. BILLING; RESPONSIBILITY FOR PAYMENT. Customer is liable for all amounts due to AT&T hereunder, subject to the following. AT&T will provide to Customer a single monthly bill for each of the Services provided under this Agreement, or at AT&T's
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option a single monthly bill for all of the Services provided under this
Agreement. Said bill or bills (including call detail records) will be provided on magnetic tape or such other electronic media as the parties agree in writing, and will be sent to one Customer location designated by the Customer. Except as provided in the Payment Plan set forth in a separate, contemporaneous Settlement Agreement between the parties, payment of charges is due upon presentation of a bill (including call detail records). Payment shall be considered past due if not made within thirty (30) days after the date of the bill on which the charges first appear. Customer shall be solely responsible for rendering of bills to and collection of charges from its end-users. Failure of Customer to bill and collect charges from its end-users shall not excuse in whole or in part Customer's responsibilities to AT&T under this Agreement, including but not limited to the responsibility to render to AT&T timely payment of charges. Customer shall reimburse AT&T for reasonable attorneys fees (in the event of a collection arbitration or litigation) and any other costs associated with collecting delinquent payments from Customer. At AT&T's option, interest charges may be added to any undisputed adjudged past due amounts at the rate of one and one-half per cent (1 1/2%) per month, unless such interest rate exceeds the maximum allowed by applicable law, in which case interest shall be at the maximum lawful rate. The failure of Customer to make timely payment of charges pursuant to this paragraph shall constitute a material breach of this Agreement by Customer which shall entitle AT&T to terminate this Agreement and the service provided hereunder upon five days written notice to Customer.

Notwithstanding the foregoing, AT&T may continue to issue bills to Customer's End Users for 800 Services until October 31, 1997. Beginning July 1, 1997, the bills will not include AT&T brand identification.

4.C. INTERFACING AND COMMUNICATING WITH END-USERS. Interfacing and communicating with End-Users shall be the sole responsibility of Customer with respect to any use that Customer may make of the service provided pursuant to this Agreement to in turn provide service to other persons or entities. Such interfacing and communicating shall include without limitation installation of service, termination of service, placing of orders, billing and billing inquiries, reporting of service outages and problems, collection of charges and handling and resolution of all disputes.

4.D. DEPOSITS. AT&T may require the Customer, prior to or during the provision of service pursuant to this Agreement, to tender a deposit in an amount to be determined by AT&T in its reasonable discretion to be held by AT&T as a guarantee for the payment of charges (including but not limited to shortfall charges attributable to Customer's failure to comply with any revenue or volume commitment or any monitoring condition in this Agreement or under a prior serving arrangement); provided, that such deposit shall not exceed the greater of four million five hundred thousand dollars ($4,500,000) or three times the average monthly charges (after discount) for the six months preceding the calculation of the deposit amount. To determine the financial responsibility of Customer and/or the specific amount of any deposit required, AT&T may rely upon commercially reasonable factors to assess and manage the risk of non-payment, including but not limited to payment history for telecommunications service (including such service purchased from AT&T), number of years in business, bankruptcy or insolvency history, current AT&T account treatment status, financial statement analysis, and commercial credit bureau rating. It shall be Customer's responsibility to provide to AT&T upon request such information as is necessary for AT&T to determine the financial responsibility of Customer, including but not
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limited too Customer's tax returns, audited or unaudited financial statements and loan applications. AT&T will enter into a reasonable non-disclosure agreement to protect the confidentiality of such information. A deposit does not relieve Customer of the responsibility for the prompt payment of bills on presentation or the due date appearing on the face of the bills. In lieu of a cash deposit, AT&T will accept Bank Letters of Credit and Surety Bonds which have been approved by AT&T. Interest will be paid to a Customer for the period that a cash deposit is held by AT&T. The interest rate used will be simple interest at the rate of six percent annually unless a different rate has been established by the appropriate legal authority in the state where the Service offering is located. The failure of Customer to post a deposit as required by AT&T pursuant to this paragraph shall constitute a material breach of this Agreement by Customer which shall entitle AT&T to terminate this Agreement and the service provided hereunder upon four (4) business days written notice to Customer. When the service for which the deposit has been required is discontinued, the deposit will be applied to the final bill and any credit balance will be refunded to the Customer with applicable interest accrued.

4.E. CUSTOMER'S USE OF SERVICE. Customer may use the services provided pursuant to this Agreement for any lawful purpose consistent with the transmission and switching parameters of the telecommunications network, and may resell its use (or the use of any part thereof) to a third party in the normal course of the Customer's business, subject to the following:

         4.E.1 ABUSE. The abuse of Service is prohibited. The following activities constitute abuse:

                  4.E.1.A. Using Service to make calls that might reasonably be expected to frighten, abuse, torment, or harass another, or

                  4.E.1.B. Using Service in such a way that it interferes unreasonably with the use of Service or AT&T's network by others.